SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

LINCARE HOLDINGS INC.
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

April 5, 2007

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on Monday, May 7, 2007, at 9:00 A.M.

     You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. A copy of our Annual Report on Form 10-K is enclosed with these materials.

     If you are not planning to attend the Annual Meeting, it is still important that your shares be represented. Please submit your vote using one of the voting methods described in the attached materials. Submitting your vote by any of these methods will not affect your right to attend the meeting and vote in person should you so choose, although if you are a beneficial stockholder, you must obtain a legal proxy from the record holder. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely, JOHN P. BYRNES Chairman and Chief Executive Officer

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2007
______________________

     The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (“Lincare” or the “Company”), will be held on May 7, 2007, at 9:00 A.M. at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida.

     The Annual Meeting is being held for the following purposes:

(1)	To elect a Board of Directors consisting of five persons to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	To consider a proposal to approve the Company’s 2007 Stock Plan;

(3)	To consider a stockholder proposal to approve the adoption of a resolution concerning Board diversity; and

(4)	To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Stockholders of record at the close of business on March 30, 2007, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. You may vote your shares by telephone, via the Internet or by mail by following the instructions on your proxy card. If you vote by telephone or via the Internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, and the proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

By Order of the Board of Directors. PAUL G. GABOS Chief Financial Officer and Secretary
Clearwater, Florida April 5, 2007

YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY VOTING YOUR SHARES.

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764
__________________

PROXY STATEMENT
__________________

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Lincare Holdings Inc. (“Lincare” or the “Company”) for use at the Annual Meeting of Stockholders to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on May 7, 2007, at 9:00 A.M. (the “Annual Meeting”), and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to stockholders on or about April 5, 2007.

     The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business on March 30, 2007. As of that date there were approximately 83.5 million shares of common stock of the Company outstanding and entitled to vote. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The common stock is the only outstanding class of the Company’s securities.

     If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

     The presence, in person or by proxy, of the holders of common stock representing a majority of the issued and outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the outcome of the voting on any of the proposals. The election of directors will be determined by a plurality of the votes cast by stockholders represented and entitled to vote at the Annual Meeting. Approval of each other proposal will be determined by a majority of the votes cast by stockholders represented and entitled to vote at the Annual Meeting.

     Stockholders are being asked to consider three proposals at the meeting. The following is a summary of the proposals and the voting recommendations of the Board of Directors:

Summary of Proposals

Board
Proposal	Recommendation
1 – Election of Directors	FOR
2 – Approval of the Company’s 2007 Stock Plan	FOR
3 – Stockholder Proposal – Board Diversity	AGAINST

     The details of each proposal are contained in this Proxy Statement.

     If any other matters are properly presented at the Annual Meeting, the persons named in the form of Proxy will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

Expense and Manner of Solicitation

     The Company will bear the cost of the solicitation of Proxies from its stockholders. The Company will cause banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Company’s common stock held of record by such custodians, nominees and fiduciaries. The Company will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. In addition to solicitations by mail, the Company’s directors, officers and employees (at no additional compensation) may also solicit Proxies from stockholders by personal contact, by telephone or by any other means if necessary in order to ensure sufficient representation at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information available as of March 30, 2007, the record date with respect to the beneficial ownership of the Company’s common stock, by each person who is known by the Company to beneficially own more than 5% of the common stock and by each director and executive officer and by all directors and executive officers as a group. Unless otherwise indicated, the address of all directors and executive officers is c/o Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, FL 33764. Shares beneficially owned by each director and executive officer do not include options to purchase shares of the Company’s common stock that are not exercisable within 60 days of the record date with respect to this Proxy solicitation.

	Shares Beneficially
Beneficial Owner	Owned	Percent
FMR Corp.(1)	11,232,479	13.5%
82 Devonshire Street
Boston, MA 02109

GE Asset Management Incorporated(2)	6,914,696	8.3%
3003 Summer Street
Stamford, CT 06904

Barclays Global Investors, N.A.(3)	4,303,020	5.2%
45 Fremont Street
San Francisco, CA 94104

John P. Byrnes(4)	2,818,756	3.4%

Paul G. Gabos(5)	1,289,155	1.5%

Shawn S. Schabel(6)	1,373,563	1.6%

Stuart H. Altman, Ph.D.(7)	138,000	(* )

Chester B. Black(8)	168,000	(* )

Frank D. Byrne, M.D.(9)	158,600	(* )

William F. Miller, III(10)	96,000	(* )

All Executive Officers and Directors as a Group
(seven persons)	6,042,074	7.2%

____________________

(1)	All information relating to FMR Corp. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007. According to that filing, FMR Corp. has the sole power to vote, or direct the vote of, 198,523 shares and the sole power to dispose, or direct the disposition, of 11,232,479 shares.

(2)	All information relating to GE Asset Management Incorporated is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2007. According to that filing, GE Asset Management Incorporated and its affiliates has the sole power to vote and the sole power to dispose of 5,596,582 shares and the shared power to vote and the shared power to dispose of 1,318,114 shares.

(3)	All information relating to Barclays Global Investors, N.A. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on January 18, 2007. According to that filing, Barclays Global Investors, N.A. and its affiliates has the sole power to vote, or direct the vote of, 3,793,632 shares and the sole power to dispose, or direct the disposition, of 4,303,020 shares.

(4)	Includes currently exercisable options to purchase 2,683,334 shares of common stock and excludes 516,666 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(5)	Includes currently exercisable options to purchase 1,186,667 shares of common stock and excludes 258,333 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(6)	Includes currently exercisable options to purchase 1,283,334 shares of common stock and excludes 361,666 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(7)	Includes currently exercisable options to purchase 138,000 shares of common stock and excludes 48,000 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(8)	Includes currently exercisable options to purchase 168,000 shares of common stock and excludes 48,000 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(9)	Includes currently exercisable options to purchase 156,000 shares of common stock and excludes 48,000 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(10)	Includes currently exercisable options to purchase 96,000 shares of common stock and excludes 48,000 options not exercisable within 60 days of the record date with respect to this Proxy solicitation.

(*)	The percentage of shares beneficially owned does not exceed 1.0% of the common stock outstanding.

Proposal No. 1
Election of Board of Directors

     A Board of five (5) directors will be elected by a plurality of the votes cast by stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All nominees are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE AND MILLER.

Information Regarding the Board of Directors and Executive Officers

     The following table provides information regarding each nominee to the Board of Directors, as recommended by the Nominating Committee of the Board of Directors.

Name	Age	Position
John P. Byrnes	48	Chairman of the Board, Chief Executive Officer
Stuart H. Altman, Ph.D. (2)(3)(4)	69	Director
Chester B. Black (1)(2)(3)	61	Director
Frank D. Byrne, M.D. (1)(3)(4)	54	Director
William F. Miller, III (1)(2)(3)	57	Director
____________________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	Member of the Compliance Committee.

     All directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Directors and Executive Officers

     John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes also served as the Company’s President from June 1996 until April 2003. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996. Mr. Byrnes is also a director of Kinetic Concepts, Inc.

     Stuart H. Altman, Ph.D. has been a director of the Company since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is Dean and a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and is an economist whose research interests are primarily in the area of federal and state health policy. He was Co-Chair of the Governor/Legislative Health Care Task Force for the Commonwealth of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at the U.S. Department of Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman is a director of Visicu Corporation, a developer of remote site systems for treating patients in hospital intensive care units, and a director of Aveta Corp., a managed care company with plans in Puerto Rico and California.

     Chester B. Black has been a director of the Company since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services. During the past five years, Mr. Black has been involved as an investor and director in several privately-held health care services businesses.

     Frank D. Byrne, M.D. has been a director of the Company since December 1999.  Since 2004, Dr. Byrne has served as President of St. Mary’s Hospital, a 440-bed community hospital in Madison, Wisconsin. From 1991 until 2004, he served Parkview Health, an integrated delivery network headquartered in Fort Wayne, Indiana, in a variety of executive, governance, and clinical leadership roles, including President of Parkview Hospital, from 1995 to 2002. From 1982 to 1994, Dr. Byrne practiced pulmonary and critical care medicine. He is a Clinical Professor of Medicine at the University of Wisconsin School of Medicine and holds fellowships in the American College of Physicians, the American College of Chest Physicians, the American College of Healthcare Executives, and the American College of Physician Executives. Dr. Byrne has a B.S. from the University of Notre Dame, a Master of Medical Management from Carnegie Mellon University, and an M.D. from the State University of New York Downstate Medical Center. He has attended the Executive Program at the University of Michigan Business School and corporate governance education programs at Harvard Business School and the University of Wisconsin. Dr. Byrne also serves as a director of Steel Dynamics, Inc.

     William F. Miller, III has been a director of the Company since December 1997. From 2000 to 2005, Mr. Miller served as Chairman and Chief Executive Officer of HMS Holdings Corp., a publicly traded revenue cycle and cost containment company. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc., a provider of emergency care services to hospitals. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and as administrator/director of operations of a multi-specialty physician group practice. Mr. Miller is a director of AMN Healthcare Services, HMS Holdings Corp., and other private health care companies.

     Paul G. Gabos, age 42, has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment as Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos is also a director of Pediatrix Medical Group, Inc.

     Shawn S. Schabel, age 42, was appointed President of the Company in April 2003 and Chief Operating Officer of the Company in January 2001. From 1998 to 2001, Mr. Schabel served as Senior Vice President of the Company. Mr. Schabel served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Respiratory Therapy degree from Wichita State University. Mr. Schabel is also a director of Odyssey HealthCare, Inc.

Director Independence

     Under applicable NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Altman, Black, Byrne and Miller have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as defined under Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc. Mr. Byrnes, the Company’s current Chief Executive Officer and Chairman of the Board, is the only director who is not independent as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Company applies these same independence standards to the standing committees of its Board of Directors. Mr. Byrnes is not a member of any standing committee of the Board of Directors.

Related-Party Transactions

     The Company’s policies and procedures for the review, approval, or ratification of any transactions with related persons are set forth in writing and were approved by the Board of Directors. All directors and executive officers of the Company are required to avoid any transaction that might (i) impair, or appear to impair, the proper performance of their company-related responsibilities or (ii) affect their independence of judgment with respect to any business dealings between the Company and any other organization or individual. To this end, no director or executive officer of the Company may enter into or facilitate any related party transaction, as defined in the policy, on the Company’s behalf unless such transaction has been approved in accordance with the policy. The policy specifies required procedures for identification, reporting, review, and approval of, and record-keeping with respect to, any related-party transactions with the Company.

     For purposes of the policy, a related-party transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships between or involving the Company (or any of its consolidated subsidiaries or affiliated professional associations, corporations and partnerships) and any related person or any other corporation, firm, association or entity in which any related person is a director or officer or is financially interested. Transactions pertaining to director or executive officer compensation, benefits and perquisites that are approved in accordance with the charter of the Compensation Committee or by the Board of Directors are not subject to the policy. A related person is defined under the policy as any executive officer, director or nominee for director, or holder of more than five percent of the outstanding voting stock of the Company or any of their respective immediate family members.

     Any employee or director of the Company who is aware of any related-party transaction that has occurred or that may occur, or who has a question about whether a related-party transaction exists, is required without unreasonable delay to notify the Company’s Chief Financial Officer. If the Company’s Chief Financial Officer or an immediate family member of the Chief Financial Officer appears to be a participant in a related-party transaction, then the transaction would be reported instead to another executive officer who does not appear to be a participant in the transaction (a disinterested executive officer).

     The Audit Committee of the Board of Directors is responsible for applying the policy and administering the procedures for reviewing all related-party transactions. If the Chief Financial Officer (or a disinterested executive officer) determines that a related-party transaction has occurred or will occur, then he or she is required to promptly refer the matter to disinterested members of the Audit Committee for their review. In the event that less than a majority of the members of the Audit Committee are disinterested, the matter would be referred promptly to all of the disinterested members of the Board of Directors acting as a committee. The Audit Committee would conduct such review at its next regularly-scheduled meeting, or earlier if a special meeting is called by the Chairman of the Audit Committee. The disinterested members of the Audit Committee would review each referred related-party transaction to determine whether such transaction is in good faith and on fair and reasonable terms that are no less favorable to the Company than those that would be available to the Company in a comparable transaction in arms-length dealings with an unrelated third party at the time it is authorized by the Audit Committee. If approved (based solely on the aforementioned standards of review) by a majority of the disinterested members of the Audit Committee, then such related-party transaction would not be disallowed solely by reason of its related nature. If the related-party transaction has already occurred and the Audit Committee is aware of this fact during its deliberation, then its approval, if given, would constitute a ratification of such transaction. Such approval or ratification would not be construed to require the consummation of such transaction, but rather would evidence solely the Audit Committee’s non-objection thereto based only on the related nature of the transaction.

     Certain material related-party transactions may be required by law to be disclosed publicly. Therefore, the Audit Committee would, in the course of its review, create or cause to be created a record of information for each transaction reviewed, including without limitation a narrative description of the nature of the transaction, the amount involved and the identity and extent of involvement of each participant who is a related person, the decision of the Audit Committee, the dates of referral to, and review and decision by, the Audit Committee, and the date the transaction was consummated (if applicable).

Committees and Meetings of the Board of Directors

     The standing committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, a Compensation Committee and a Compliance Committee. No incumbent director during 2006 attended fewer than 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served. The Board of Directors held four meetings during 2006. The Company has no policy regarding Board member attendance at the Annual Meeting. In 2006, John P. Byrnes, Chairman of the Board, attended the Annual Meeting.

     Audit Committee. The Board of Directors has a separately designated standing Audit Committee composed of three independent directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company. The Audit Committee has the specific responsibilities and authority necessary to comply with Rule 10A-3(b)(2-5) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), concerning responsibilities relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Audit Committee. The Board of Directors has approved a formal written charter for the Audit Committee, a current copy of which is available on the Company’s Web site at www.lincare.com, under the heading “Investor Relations.” The Audit Committee is comprised of Messrs. Black, Byrne and Miller and held seven meetings in 2006. The Board of Directors has determined that each of the Audit Committee members: (i) are independent as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act); (iii) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Miller qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

     Nominating Committee. The Nominating Committee selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Board of Directors has approved a formal written charter for the Nominating

Committee, a current copy of which is available on the Company’s Web site at www.lincare.com, under the heading “Investor Relations.” The Nominating Committee will consider director candidates proposed by stockholders in the same manner as it considers Nominating Committee nominees (see “Director Nomination Process”). The Company’s Bylaws permit stockholders to nominate directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. The Nominating Committee is comprised of Messrs. Altman, Black, Byrne and Miller, each of whom is independent as defined under the NASDAQ Marketplace Rules, and held one meeting in 2006.

     Compliance Committee. The Compliance Committee reviews health care compliance issues related to the Company’s health care compliance programs and, where appropriate, provides reports and recommendations to the Board regarding these programs. The Compliance Committee is comprised of Messrs. Altman and Byrne and held four meetings in 2006.

     Compensation Committee. The Board of Directors has a standing Compensation Committee comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the NASDAQ Marketplace Rules. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to all aspects of director compensation and executive compensation for the Chief Executive Officer and other senior executives of the Company. The Board of Directors has approved a formal written charter for the Compensation Committee, a current copy of which is available on the Company’s Web site at www.lincare.com, under the heading “Investor Relations.” The Compensation Committee reviews and reassesses the adequacy of the committee’s formal written charter on an annual basis and recommends any proposed changes to the Board for approval. During 2006, the Board of Directors merged its Stock Plan Committee into its Compensation Committee. The Stock Plan Committee formerly administered the equity-based incentive plans of the Company and was comprised of the same members as the Compensation Committee. In 2006, the Compensation Committee held two meetings and the Stock Plan Committee held one meeting.

Compensation of Directors

     Retainer and Committee Chair Fees

     Directors who are employees of the Company do not receive any additional compensation for their services as directors. During fiscal year 2006, non-employee directors received an annual retainer, which is paid quarterly, and an additional retainer for serving as a chairman of a committee of the Board. The annual retainer for each non-employee director is $60,000. In addition to the annual retainer, the following annual fees are payable to the respective chairmen of the committees of the Board: (a) Audit Committee ($20,000), (b) Compensation Committee ($15,000) and (c) Compliance Committee ($10,000). In addition to the retainer and committee chair fees, non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

     Equity Compensation

     Non-employee directors are eligible to participate in the Company’s stock plans pursuant to which they may be granted options to purchase common stock of the Company or awarded shares of restricted common stock of the Company. Historically, the exercise prices for all stock options granted to non-employee directors have been equal to the market price of the Company’s common stock on the date of grant, and the options have generally vested in equal increments over a three-year period and expire within eight years of the date of grant. Stock options granted to directors become immediately exercisable upon a change of control of the Company. In the event that a director ceases to be a non-employee director for reasons other than a change of control, the vested stock options held by such director as of the date of termination of directorship must be exercised within one year.

     The following table shows compensation information for the Company’s non-employee directors for fiscal year 2006.

Director Compensation
for Fiscal Year 2006

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (1)	($)	($)	($)	($)
Stuart H. Altman, Ph.D.	70,000	—	489,894 (2)	—	—	—	559,894
Director, Compliance
Committee Chairman
Chester B. Black	75,000	—	489,894 (3)	—	—	—	564,894
Director,
Compensation
Committee Chairman
Frank D. Byrne, M.D.	60,000	—	489,894 (4)	—	—	—	549,894
Director
William F. Miller III	80,000	—	489,894 (5)	—	—	—	569,894
Director, Audit
Committee Chairman
____________________

(1)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by Lincare in fiscal year 2006 for stock option awards as determined pursuant to Statement of Financial Accounting Standards No. 123R (SFAS 123R). These compensation costs reflect stock awards granted in prior fiscal years for which compensation costs were recognized in Lincare’s 2006 consolidated financial statements. The assumptions used to calculate the value of stock option awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in Lincare’s Annual Report on Form 10-K for fiscal year 2006 filed with the Securities and Exchange Commission (SEC).

(2)	Reflects the compensation costs recognized by Lincare in fiscal year 2006 for the applicable portions of stock option grants with the following fair values as of the grant date: (a) $367,133 for a stock option grant to purchase 24,000 shares of common stock made on May 20, 2003 at an exercise price of $30.13 per share and (b) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share. Mr. Altman had options to purchase an aggregate of 186,000 shares of common stock outstanding as of December 31, 2006.

(3)	Reflects the compensation costs recognized by Lincare in fiscal year 2006 for the applicable portions of stock option grants with the following fair values as of the grant date: (a) $367,133 for a stock option grant to purchase 24,000 shares of common stock made on May 20, 2003 at an exercise price of $30.13 per share and (b) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share. Mr. Black had options to purchase an aggregate of 216,000 shares of common stock outstanding as of December 31, 2006.

(4)	Reflects the compensation costs recognized by Lincare in fiscal year 2006 for the applicable portions of stock option grants with the following fair values as of the grant date: (a) $367,133 for a stock option grant to purchase 24,000 shares of common stock made on May 20, 2003 at an exercise price of $30.13 per share and (b) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share. Dr. Byrne had options to purchase an aggregate of 204,000 shares of common stock outstanding as of December 31, 2006.

(5)	Reflects the compensation costs recognized by Lincare in fiscal year 2006 for the applicable portions of stock option grants with the following fair values as of the grant date: (a) $367,133 for a stock option grant to purchase 24,000 shares of common stock made on May 20, 2003 at an exercise price of $30.13 per share and (b) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share. Mr. Miller had options to purchase an aggregate of 144,000 shares of common stock outstanding as of December 31, 2006.

Director Nomination Process

     Director Qualifications – The Nominating Committee believes that individuals who are nominated by the Committee to be a director should have demonstrated notable or significant achievements in business, education or public service; should have a breadth of knowledge about issues affecting the Company; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to its deliberations; should demonstrate a willingness to apply sound and independent business judgment and have no present conflicts of interest; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders. Consideration will also be given to candidates with financial management, reporting and control expertise or other experience that would qualify the candidate as a “financial expert” under established standards. Further, each candidate must be willing to commit, as well as have, sufficient time available for meetings and consultation on Company matters and to otherwise discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to the Company over time.

     Selection and Nomination Process – When recommending to the Board the slate of directors to be nominated for election at the Annual Meeting, the Nominating Committee reviews the qualifications and backgrounds of nominees for director, as well as the overall composition of the Board. The Nominating Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The committee may engage outside search firms to identify suitable candidates. The Nominating Committee is also authorized to engage in whatever evaluation processes it deems appropriate to assess the suitability of a candidate for service on the Board. In formulating its recommendation, the Nominating Committee will consider not only the findings and conclusions of its evaluation process, but also the current composition of the Board, the attributes, capabilities and qualifications of existing Board members, and additional attributes, capabilities or qualifications that should be represented on the Board. In considering whether to recommend directors who are eligible to stand for re-election, the Nominating Committee may consider a variety of factors, including a director’s contributions to the Board and ability to continue to contribute productively, attendance at Board and committee meetings, and the independence of the director, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service.

     Stockholder Nominations – The Company’s Bylaws permit stockholders to nominate directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. Stockholders who wish to nominate a person for election as a director may submit the recommendation to the Secretary of the Company in compliance with the procedures described in the Company’s Bylaws. Stockholders may also recommend prospective candidates for consideration by the Nominating Committee, and such candidates will be considered in the same manner as other candidates. A stockholder who wishes to make such a recommendation should notify the Secretary of the Company in writing and include, at a minimum, (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iii) a statement that the candidate is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the Securities and Exchange Commission would require to be included in a proxy statement. If the Nominating Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next Annual Meeting of Stockholders.

Communicating with the Board of Directors

     The Board of Directors provides a process for stockholders to send communications to the Board. The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Audit Committee, with the assistance of the Company’s Compliance Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

     Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and matters as to which the Company tends to receive repetitive or duplicative communications.

     Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Audit Committee, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and The NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

     Based on a review of the copies of such filings furnished to the Company, the Company believes that all of its directors, executive officers and beneficial owners of more than 10% of its equity securities complied with all filing requirements applicable to them with respect to transactions completed during the 2006 fiscal year.

Compensation Discussion and Analysis

     The Board of Directors has a standing Compensation Committee comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the NASDAQ Marketplace Rules. The Board of Directors has approved a formal written charter for the Compensation Committee, a current copy of which is available on the Company’s Web site at www.lincare.com, under the heading “Investor Relations.”

     The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to all aspects of director and executive officer compensation. The committee reviews corporate goals and objectives relevant to such compensation and makes recommendations to the Board for adoption. The Compensation Committee is authorized to evaluate the performance of the directors and executive officers based on corporate goals and objectives and other such factors as the committee deems appropriate, such as (i) the short-term and long-term performance of the Company, (ii) the performance of the executive officers in light of relevant goals and objectives recommended by the committee and approved by the Board, (iii) executive compensation levels at comparable companies and (iv) the recommendations of the Chief Executive Officer. Based on its evaluation, the Compensation Committee recommends to the Board the compensation of the directors and executive officers, including salary, annual and long-term incentive compensation, annual incentive goals, option awards, stock awards, non-equity incentive plan compensation, benefits, perquisites and other compensation. The committee also makes recommendations to the Board regarding director and executive officer employment contracts or arrangements.

Compensation Committee Process

     The Compensation Committee periodically evaluates the internal equity and external competitiveness of the compensation offered to the directors and executive officers and recommends action to the Board as appropriate. The committee is authorized to make recommendations to the Board with respect to equity-based and non-equity based plans of the Company, and to administer such plans, with authority to make and modify grants under, and to approve or disapprove participation in, such plans. The Compensation Committee maintains direct responsibility for the appointment, compensation, retention and oversight of any compensation consultants engaged for the purpose of assisting the committee in carrying out its functions and responsibilities. Management has the authority to pre-negotiate engagement fees and to provide its recommendation for approval by the Compensation Committee. The Company provides for appropriate funding, as determined by the committee, for payment of compensation to any consultants employed by the committee and ordinary administrative expenses that are necessary and appropriate in carrying out the duties of the Compensation Committee. The committee also has the authority to form and delegate authority to one or more subcommittees when appropriate.

     In early 2004, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), executive compensation consultants, to assist the committee with a review of the Company’s compensation levels, practices and programs covering its executive officers. The scope of the engagement included assessment of the competitiveness of the Company’s compensation levels including base salary, short-term incentives and long-term incentives, analysis of alternative long-term incentive vehicles appropriate for the Company, recommendations regarding potential changes to compensation programs to ensure alignment with market norms, desired competitive position and strategic objectives, and commentary on current trends and issues in executive officer employment contracts for consideration by the committee.

     Pearl Meyer employed two sources of compensation data in presenting its findings to the committee, (i) a peer group consisting of 14 firms with annual revenue, market capitalization, and product and service offerings similar in comparison to the Company and (ii) a large group of size-relevant firms identified through data collected from two survey sources employing the appropriate revenue and corporate data perspectives. The peer group consisted of publicly-traded health services companies, headquartered in the United States, having similar revenue and market capitalization as compared to the Company and was comprised of the following: AMN Healthcare Services, Amsurg, Apria Healthcare Group, Caremark Rx, Davita, Express Scripts, Gentiva Health Services, Mid Atlantic Medical Services, Neighborcare, Omnicare, Polymedica Corporation, Renal Care Group, Select Medical and Sierra Health Services. The Company’s executives were matched to the market data based on similarity of job content. Pearl Meyer also presented the Compensation Committee with a company-level analysis of various performance metrics relative to a smaller universe of three publicly-traded direct competitors of the Company (American HomePatient, Apria and Rotech), including, among other things, comparisons of market capitalization, annual growth in revenues, operating income and net income, free cash flow, and years of continuous employment of each executive officer with their respective corporations.

     The observations and recommendations of Pearl Meyer were considered by the committee in evaluating the components and levels of executive compensation. Pearl Meyer employed a framework using 50th and 75th percentiles to compare the various elements of the Company’s executive compensation program to the selected market data. The committee believes that this framework was useful in evaluating the competitiveness of the Company’s program, however, the committee does not establish specific percentile targets for the individual elements of compensation or for aggregate compensation. The committee considered the Pearl Meyer observations and recommendations in negotiating new employment agreements with the executive officers in November of 2004. The current employment agreements cover the employment period from November 15, 2004 through December 31, 2009. While the committee has not engaged Pearl Meyer or any other compensation consultants since early 2004, it has the authority to do so and may approve changes in the employment agreements or establish additional elements of executive compensation when and if it deems appropriate.

Compensation Policies and Overall Objectives

     The Company’s executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of shareholder value. The compensation programs consist of two primary components, (i) cash compensation and (ii) equity-based compensation, historically delivered through the grant of stock options and restricted stock pursuant to the Company’s stockholder approved stock plans. The Company’s executive compensation programs are administered by the Compensation Committee of the Board of Directors.

     The Compensation Committee views the cash compensation component to be in recognition of the contribution by the executive officers to the Company’s financial performance in the past fiscal year. The cash compensation component of executive pay is comprised of two primary elements, (i) base salary and (ii) performance-based bonus compensation. By its nature, the cash component of the Company’s executive compensation program is intended to award achievement of short-term (in this case, annual) financial goals, as measured by the Company’s operating results in the immediately preceding fiscal year. The committee seeks to offer salaried compensation to each executive officer that provides fair payment for the responsibilities and demands of their respective position, consistent with the experience, qualities and commitment of each individual and competitive with potential market demand for their services. The performance-based bonus compensation is intended to motivate and reward each executive officer for delivering strong operating performance as determined by the Company’s financial results.

     The Compensation Committee believes that the Company’s executive officers should be motivated to achieve, and participate significantly in, the creation of long-term shareholder value attained through appreciation in the market price of the Company’s common stock. Stock options and restricted stock are granted periodically to the Company’s executives at the discretion of the Compensation Committee in order to enhance the link between shareholder value creation and executive pay. Stock options are granted at an option price equal to the fair market value of the Company’s common stock on the date of the grant. Accordingly, stock options have realizable value to the recipient only if the stock price appreciates following the date the options are granted. Further, executive stock options become exercisable after a defined vesting period, usually 18 to 30 months, and expire eight years from the date of grant. Shares of restricted stock may also be awarded to executives from time to time in order to encourage at-risk ownership of the Company’s shares. The vesting of restricted stock awards may be subject to meeting pre-established long term, performance-based and service-based requirements. This approach focuses executives on the creation of shareholder value over the long term while providing incentive for the executive to remain in the employ of the Company.

     The committee’s review of the Company’s executive compensation programs and practices includes an analysis of all elements of compensation, focusing on base salary, short-term cash incentives, stock option grants and other long-term incentives. The committee does not target a specific mix of cash and equity-based, or short-term and long-term, compensation elements. Rather, the committee exercises its discretion and makes its judgments after considering the factors described above. As a result of its review, the committee made determinations with respect to fiscal 2006 executive compensation that it believes are appropriate and reasonable.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of a company’s most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the committee’s objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. In accordance with that objective, certain long-term incentives such as stock options are designed as qualifying performance-based compensation, while annual salaries and bonuses are not. Stockholder approval of bonus compensation arrangements would be required to qualify for exclusion from the deduction limit, and the committee believes that such approval would limit its flexibility in negotiating or otherwise determining such arrangements with management on behalf of the stockholders.

Base Salaries

     The Compensation Committee regularly reviews each executive officer’s base salary. The committee generally establishes the base salary of each executive officer at the time that it negotiates employment agreements with each executive. The employment agreements currently in place for the Company’s executive officers, Mr. John Byrnes (Chief Executive Officer), Mr. Paul Gabos (Chief Financial Officer and Secretary) and Mr. Shawn Schabel (President and Chief Operating Officer), set forth the terms and conditions of employment for each executive for the period from January 1, 2005 through December 31, 2009. The base salary amounts established at the commencement of the employment period in the agreements were initially set at an annual rate equal to each executive’s 2004 salary increased by the annual percentage increase in the Consumer Price Index for All Urban Consumers (the “CPI-U”,

as published by the Bureau of Labor Statistics of the U.S. Department of Labor) for the twelve-month period ended December 31, 2004. The employment agreements provide for annual increases in the base salary amounts based on the CPI-U for the preceding twelve months, or such higher amounts as may be determined from time to time by the Board of Directors or an authorized committee of the Board in its sole discretion.

     Based on its review of the findings and considerations presented by Pearl Meyer, the Compensation Committee determined that adjusting the base salaries of Messrs. Byrnes and Gabos annually at rates consistent with inflationary measures or other forecasted market movements was reasonable and appropriate. However, the committee determined that Mr. Schabel’s base salary was at a level that was less than competitive versus the market for executives with similar job responsibilities and profiles. Effective January 3, 2005, the Compensation Committee adjusted Mr. Schabel’s base salary from an annual rate of $393,000 to $542,000. In establishing the rates of increase in the base salaries for each executive officer in 2005, 2006 and 2007, before factoring in the adjustment to Mr. Schabel’s base salary in 2005, the Compensation Committee considered the CPI-U data referenced in the employment agreements which resulted in annual percentage increases for those years of 3.5%, 3.4% and 2.5%, respectively. These increases are generally established by the committee each year upon its review of the published CPI-U data for the preceding calendar year.

Annual Cash Incentive Compensation

     The Compensation Committee administers the annual, performance-based cash compensation program for executive officers pursuant to the terms of their respective employment agreements. The committee believes that the cash bonus plan promotes the Company’s performance-based compensation philosophy by providing executives with direct financial incentives in the form of annual cash bonuses for achieving specific performance goals. The bonus amounts earned are calculated according to a growth formula that is paid based on a percentage of base salary for growth in earnings per share (EPS) above a threshold level. The committee believes that EPS is the appropriate metric for determining bonus compensation because EPS is determined in accordance with generally accepted accounting principles (GAAP), includes all income and expense components of net profitability, and takes into account potential stockholder dilution (or anti-dilution) from all equity-based transactions. The applicable percentage of base salary paid under the formula increases incrementally as the percentage of annual EPS growth over the prior year increases. The committee recognizes that EPS is a Company-level metric and, as such, the individual performance of each executive officer within their respective areas of responsibility is not considered in establishing the amount of bonus earned and believes that it is important for the executive officers to work toward a common performance goal on behalf of the stockholders. The committee believes that a properly structured cash bonus plan would result in a bonus payment to each executive officer approximately equal to the amount of salaried compensation for each officer assuming that performance goals are met. This level of bonus compensation is also consistent with the findings and considerations presented to the committee by Pearl Meyer in 2004 in connection with its evaluation of the Company’s executive compensation programs. The committee also believes in exercising its discretionary authority to adjust upward or downward the Company’s reported financial results for purposes of determining performance under the bonus plan to account equitably for items impacting such results that are non-recurring in nature or beyond the control of management. Such adjustments may be attributable to, for example, any extraordinary charges, any unusual non-recurring items, changes in accounting policies required under generally accepted accounting principles, and material changes in reimbursement for the Company’s products and services under non-negotiable arrangements with government-funded health care programs such as Medicare and Medicaid.

     On January 23, 2007, the committee approved the cash bonus amounts to be paid to each of the executive officers for services performed in 2006 pursuant to the annual performance-based bonus compensation provisions of the executive officers’ employment agreements. The bonus amounts awarded to Messrs. Byrnes, Gabos and Schabel for fiscal year 2006 were $756,435, $378,217 and $504,542, respectively.

     The cash bonuses awarded to the executive officers were determined based, in part, on the EPS growth formula set forth in their respective employment agreements in effect during the period. Under the formula, in respect of each calendar year (or applicable portion thereof) during the term of their employment, the Company will pay bonus compensation to each executive officer in an amount equal to (i) the percentage of salary set forth in the table below which corresponds to the increase in the Company’s fully diluted EPS in respect of such calendar year over the fully diluted EPS of the Company during the immediately preceding calendar year multiplied by (ii) the executive’s salary for such calendar year.

Fully Diluted EPS Growth	% of Salary
0-14%	0%
15%	50%
16%	60%
17%	70%
18%	80%
19%	90%
20%	100%
> 20%	100% + an additional 10% for
each full percentage point of EPS
growth achieved over 20%

     The growth formula and other factors considered by the committee resulted in a bonus of 90% of each executive officer’s 2006 base salary. In determining the cash bonus awards of 90% of base salaries, the committee considered the executive officers’ performance in light of the substantial reductions in Medicare reimbursement for the Company’s products and services in 2006, including reductions in the payment amounts and related dispensing fees for certain inhalation drugs provided by the Company and the full year effect of reductions in the monthly payment amount for oxygen equipment that took effect on April 1, 2005. The committee also considered the impact on 2006 EPS of the required adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS No. 123R as of January 1, 2006 using the modified prospective method. The committee determined to adjust the EPS growth calculation by deducting from the Company’s 2005 EPS, on a pro forma basis, a portion of the 2006 Medicare price changes and the pro forma effect of SFAS No. 123R as if they had taken effect at the beginning of 2005. Based on these adjustments, the committee determined that the bonus compensation for the executive officers would be 90% of their respective base salaries.

     On January 23, 2007, the Compensation Committee recommended, and the Board of Directors approved, a change in the bonus compensation formula for the Company’s executive officers which will take effect in the Company’s 2007 fiscal year. The executive officers’ employment agreements, dated November 15, 2004, set forth the terms of the annual bonus compensation to be awarded to such individuals. The new performance-based formula compares, among other things, the Company’s fully diluted EPS in each fiscal year with the projected EPS of the Company for such year as set forth in the annual business plan prepared in advance by the Company and approved by the Board of Directors.

Bonus payments under the new formula are subject to a maximum bonus payment of 200% of salaried compensation. Each of the executive officers’ employment agreements was modified accordingly to reflect the new bonus compensation formula. Under the new formula, in respect of each calendar year (or applicable portion thereof) during the term of their employment, the Company will pay bonus compensation to each executive officer in an amount equal to the lesser of 200% of salary or: (i) the percentage of salary set forth in the table below which corresponds to the percentage by which the Company’s fully diluted EPS in respect of such calendar year compares with the projected EPS of the Company as set forth in the annual business plan (the “Business Plan EPS”); multiplied by (ii) the executive’s salary for such calendar year.

Fully Diluted EPS as a %
Of Business Plan EPS	% of Salary
0-99%	0%
100%	80%
101%	90%
102%	100%
103%	110%
104%	120%
105%	130%
> 105%	130% + an additional 10% for
each full percentage point of EPS
achieved over Business Plan EPS

     The committee believes that a change in the bonus compensation formula was appropriate and in the best interests of the stockholders of the Company. In recommending the change, the committee considered the impact that ongoing reductions in Medicare payment amounts for the Company’s products and services were likely to have on the Company’s EPS growth in the future and the merits of moving to a formula based on achieving or exceeding the targets established for operating results as reflected in the annual business plan prepared in advance by the Company and approved by the Board of Directors. The committee believes that a bonus plan that establishes performance targets in advance and incorporates anticipated changes in reimbursement for the Company’s products and services or other factors expected to impact the Company’s financial results in a given year is superior to one that adjusts reported financial results for such factors retrospectively. The committee concluded that a prospective change in the bonus calculation for fiscal years beginning in 2007 was equitable and consistent with the committee’s belief that an appropriate, performance-based executive compensation plan aligns management’s interests with the interests of the Company’s stockholders. Notwithstanding the bonus amounts calculated pursuant to the new formula, the Company’s Board of Directors (or an authorized committee thereof) has the discretion to adjust upward or downward the Business Plan EPS to account equitably for any extraordinary charges, any unusual non-recurring items, changes in accounting principles required under generally accepted accounting principles, or any unanticipated events or occurrences, which events impacted Company’s fully diluted EPS in respect of any such applicable period.

Long-Term, Stock-Based Compensation

     The Compensation Committee believes that the Company’s executive officers should be motivated to achieve, and participate significantly in, the creation of long-term shareholder value attained through appreciation in the market price of the Company’s common stock. Stock options and restricted stock are granted periodically to the Company’s executives at the discretion of the committee in order to enhance the link between shareholder value creation and executive pay. The committee generally prefers the award of stock options to the award of shares of restricted stock for several reasons, including: (1) stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant, so stock options have realizable value to the recipient only if the stock price appreciates following the date the options are granted; (2) stock options result in cash proceeds to the Company through the sale of newly issued shares of common stock at a price equal to the exercise price of the option; and (3) non-qualified stock options are deemed to be performance-based under Section 162(m) of the Internal Revenue Code and result in more favorable tax treatment to the Company.

     On May 22, 2006, the committee awarded options to purchase 250,000, 125,000 and 175,000 shares of the Company’s common stock to Messrs. Byrnes, Gabos and Schabel, respectively. In determining the number of stock options or shares of restricted stock to award to executive officers, the committee considers a number of factors, including each officer’s position and level of responsibility, their contribution to the long-term success of the Company, historical award data and practices at peer companies. The findings and recommendations presented to the committee by Pearl Meyer in 2004 included a long-term equity incentive framework for the committee to consider that takes into account the size of equity grants and resulting stockholder dilution and compares the practices of the Company to its peer universe. While the committee does not target a specific mix of cash and equity-based, or short-term and long-term, compensation elements, the committee believes that current the mix of long-term compensation creates the appropriate incentives for its executive officers consistent with the overall objectives of the Company. Along with the other elements of executive compensation, long-term incentive programs and levels are reviewed annually and are solely at the discretion of the committee.

     Stock-based compensation awarded to the Company’s executive officers is subject to the terms and conditions set forth in the respective agreements underlying the award of stock options and restricted shares. Generally, rights to exercise stock options granted by the Company are subject to vesting provisions that entitle the optionee to exercise the options in equal increments over a three-year period from the date of grant and expire within approximately eight years from the date of grant. Restricted stock grants are generally subject to performance and service conditions, the achievement of which removes the restrictions on the shares over a three-year period as defined in the underlying agreement. Such performance conditions may include achievement of certain EPS or other financial targets established by the committee and are subject to continued employment of the executive over the measurement period.

     The committee does not have a formal policy for determining when stock-based awards are granted, but does require, in the case of stock options, that such awards be granted with an exercise price equal to the market price of the Company’s stock on the date of grant. The committee generally grants equity awards on an annual basis, but has not established a specific time frame for doing so. However, it is the committee’s policy not to grant equity awards when the Company is in possession of material, non-public information (including during pre-defined “blackout periods” set forth in the Company’s internal policies regarding share-based transactions by employees). The committee has not established any equity ownership requirements or guidelines specifying applicable amounts and forms of ownership of the Company’s common stock. However, the Company maintains a policy that prohibits any employee from hedging of the economic risk of ownership and/or engaging in a purchase or sale of any derivative securities derived from the Company’s common shares.

Benefits and Perquisites

     Consistent with the philosophy and culture of the Company, there is a very limited array of perquisites available to the Chief Executive Officer and other executive officers that are not otherwise available to non-executive employees of the Company. The executives participate in certain benefit programs available to all employees of the Company including health insurance, life and disability insurance, Company contributions to a 401(K) plan (subject to certain regulatory and other limits) and participation in an employee stock purchase plan. The employee stock purchase plan allows employees to accumulate payroll deductions for the purpose of purchasing shares of Company stock on a quarterly basis at a price per share equal to 85% of the lower of the market price of a share of common stock on the last day of the previous plan quarter or the last trading day of the current plan quarter. The Company does not offer any post-employment or retirement benefits to any of its employees. The Compensation Committee does not believe that such retirement benefits serve the interests of the Company’s stockholders.

     The Company pays for a golf club membership on behalf of the Chief Executive Officer. The club is in close proximity to the corporate headquarters office and is thereby convenient for use in conjunction with various business-related activities. The Company also pays for the Chief Executive Officer to undergo an extensive annual physical examination that is not otherwise available to employees of the Company. The Company also makes available to its executive officers personal use of Company owned and operated aircraft. The Compensation Committee believes that the use of such aircraft provides for a higher level of personal security for its executive officers and that maintaining such personal security is of vital importance to the Company’s business and prospects. The personal use of Company owned aircraft, if any, is included in each executive officer’s earnings reported to the Internal Revenue Service and the Company does not reimburse the individual for the income taxes payable on such earnings. The Company makes available to its executive officers a financial planning allowance not to exceed $35,000 per individual over five years.

     The executive officers’ employment and equity compensation agreements contain various severance and change of control provisions. Such provisions provide for the payment of cash compensation in the event of termination of the executive’s employment by the Company at any time other than for cause (as defined in the employment agreement) in an amount equal to two times the sum of then-current annual salary plus bonus in respect of the immediately preceding calendar year, payable in twenty four (24) equal monthly installments. An equivalent amount of severance compensation is also payable to the executive officer upon termination of employment upon a change of control of the Company (as defined in the respective agreements) plus an additional amount determined by the Company to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, and such severance amounts are payable in a lump sum within ten (10) business days after the end of employment. The employment agreements also contain non-competition and non-solicitation provisions during the two (2) year period commencing on the date the employment term ends for any reason whatsoever.

     The stock option and restricted stock agreements also contain change of control provisions that trigger the acceleration of vesting of rights to exercise stock options and removal of the Company’s purchase option related to unvested restricted shares. The Compensation Committee’s rationale for providing a trigger for payment of severance and acceleration of vesting in the event of a change of control is to ensure management’s focus and commitment during a contentious period that might include a contest for control of the Company. The Company’s relatively diffuse ownership structure as a publicly held corporation may increase the probability of successful managerial resistance to takeover bids that enhance shareholder value. Without exit compensation, management may choose to resist a takeover bid, and this managerial resistance could lead to a depletion of valuable corporate resources. The committee believes that exit compensation upon a change of control serves to increase shareholder value and is therefore in the best interests of the Company and its stockholders.

Executive Compensation

Summary Compensation

     The following table sets forth all compensation paid to, or earned by, each of the Company’s executive officers for the 2006 fiscal year.

Summary Compensation Table
For Fiscal Year 2006

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)	($)	($)
John P. Byrnes	2006	840,483	—	1,321,672	3,716,416	756,435	—	93,739 (4)	6,728,745
Chief Executive
Officer
Paul G. Gabos	2006	420,242	—	660,836	1,858,209	378,217	—	25,011 (5)	3,342,515
Chief Financial
Officer and
Secretary
Shawn S. Schabel	2006	560,602	—	881,105	2,582,895	504,542	—	44,021 (6)	4,573,165
President and
Chief Operating
Officer
____________________

(1)	Stock awards consist only of restricted shares. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by Lincare in fiscal year 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123R (SFAS 123R). These compensation costs reflect stock awards granted in fiscal year 2004 for which compensation costs were recognized in Lincare’s 2006 consolidated financial statements. The assumptions used to calculate the value of stock awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in Lincare’s Annual Report on Form 10-K for fiscal year 2006 filed with the Securities and Exchange Commission (SEC).

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by Lincare in fiscal year 2006 for option awards as determined pursuant to SFAS 123R excluding the estimate of forfeitures related to service-based vesting conditions. These compensation costs reflect option awards granted in current and prior fiscal years for which compensation costs were recognized in Lincare’s 2006 consolidated financial statements. The assumptions used to calculate the value of option awards are set forth under Note 11 of the Notes to Consolidated Financial Statements included in Lincare’s Annual Report on Form 10-K for fiscal year 2006 filed with the SEC.

(3)	Amounts consist of incentive bonuses earned for services rendered in fiscal year 2006. The incentive bonuses paid to Messrs. Byrnes, Gabos and Schabel were paid pursuant to the terms of their respective employment agreements dated November 15, 2004, as amended, based on achieving certain earnings per share targets. For a discussion of the views of the Compensation Committee of the Company’s

Board of Directors regarding the amount of salary and incentive bonus paid to the named executive officers in proportion to total compensation, please see the section entitled “Compensation Discussion and Analysis” contained in this Proxy Statement.

(4)	This amount consists of (a) Lincare’s contribution of $11,000 under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, (b) payment of $10,051 in golf club membership fees, (c) payment of $799 for physical examination services not otherwise reimbursable under Lincare’s employee health benefit plan and (d) $71,889 for personal use of Company-owned aircraft. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

(5)	This amount consists of (a) Lincare’s contribution of $11,000 under the tax-qualified 401(k) Plan and (b) $14,011 for personal use of Company-owned aircraft. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

(6)	This amount consists of (a) Lincare’s contribution of $11,000 under the tax-qualified 401(k) Plan and (b) $33,021 for personal use of Company-owned aircraft. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

Grants of Plan-Based Awards

     The following table shows all plan-based awards granted to the named executive officers during fiscal year 2006. The option awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal Year-End” table on the following page.

Grants of Plan-Based Awards
For Fiscal Year 2006

								All Other
								Stock	All Other		Grant
								Awards:	Option	Exercise	Date Fair
		Estimated Possible Payouts Under			Estimated Future Payouts			Number	Awards:	or Base	Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Number of	Price of	Stock and
		Awards (1)			Awards			of Stock	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	($ /Sh)	($) (2)
John P. Byrnes	5/22/2006	—	—	—	—	—	—	—	250,000	38.51	3,160,498
	FY 2006	—	840,483	1,680,966	—	—	—	—	—	—	—

Paul G. Gabos	5/22/2006	—	—	—	—	—	—	—	125,000	38.51	1,580,248
	FY 2006	—	420,242	840,484	—	—	—	—	—	—	—

Shawn S. Schabel	5/22/2006	—	—	—	—	—	—	—	175,000	38.51	2,212,348
	FY 2006	—	560,602	1,121,204	—	—	—	—	—	—	—

(1)	Amounts shown are estimated payouts for fiscal year 2006 to Messrs. Byrnes, Gabos and Schabel under the incentive bonus compensation formula contained in their respective employment agreements. These amounts are based on the individual’s fiscal year 2006 base salary. The plan does not provide for a threshold amount. The target amount shown is 100% of the individual’s base salary and the maximum amount shown is two times the target amount for each of the named executive officers; however, the bonus formula in effect for 2006 did not contain a maximum payment amount. Actual incentive bonuses received by these named executive officers for fiscal year 2006 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” A description of the incentive bonus compensation formula can be found in the Compensation Discussion and Analysis contained in this Proxy Statement under the heading “Annual Cash Incentive Compensation.”

(2)	The value of a stock option award is based on the fair value as of the grant date of such award determined pursuant to SFAS No. 123R. Stock options granted to the named executive officers in fiscal year 2006 were awarded under the Company’s 2004 Stock Plan and become exercisable in three equal installments on December 1, 2007, 2008 and 2009, and expire on May 31, 2014. The exercise price for all stock options granted to the named executive officers is equal to the fair market value of the underlying shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the date of grant, the actual value of the option will depend on the market value of Lincare common stock at such date in the future when the option is exercised.

Outstanding Equity Awards

     The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
				Equity						Plan Awards:
				Incentive					Equity Incentive	Market or
				Plan Awards:				Market	Plan Awards:	Payout Value
	Number of	Number of		Number of			Number of	Value of	Number of	of Unearned
	Securities	Securities		Securities			Shares or	Shares or	Unearned	Shares, Units
	Underlying	Underlying		Underlying			Units of	Units of	Shares, Units	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	or Other Rights	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not	Have Not	That Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)	Vested ($) (1)	Vested (#)	Vested ($)
John P. Byrnes	150,000	0		—	17.81	12/01/2007	—	—	—	—
	400,000	0		—	12.25	12/01/2008	—	—	—	—
	400,000	0		—	12.31	01/31/2008	—	—	—	—
	200,000	0		—	24.50	07/31/2008	—	—	—	—
	400,000	0		—	26.86	06/01/2009	—	—	—	—
	200,000	0		—	24.45	12/31/2009	—	—	—	—
	300,000	0		—	29.47	12/01/2009	—	—	—	—
	300,000	0		—	30.13	01/31/2010	—	—	—	—
	300,000	0		—	31.72	03/31/2011	—	—	—	—
	0	400,000	(2)	—	42.33	08/30/2013	—	—	—	—
	0	250,000	(3)	—	38.51	05/31/2014	—	—	—	—
	—	—		—	—	—	40,000	1,593,600	—	—

Paul G. Gabos	200,000	0		—	17.81	12/01/2007	—	—	—	—
	120,000	0		—	24.50	07/31/2008	—	—	—	—
	200,000	0		—	26.86	06/01/2009	—	—	—	—
	200,000	0		—	24.45	12/31/2009	—	—	—	—
	100,000	0		—	29.47	12/01/2009	—	—	—	—
	150,000	0		—	30.13	01/31/2010	—	—	—	—
	150,000	0		—	31.72	03/31/2011	—	—	—	—
	0	200,000	(4)	—	42.33	08/30/2013	—	—	—	—
	0	125,000	(5)	—	38.51	05/31/2014	—	—	—	—
	—	—		—	—	—	20,000	796,800	—	—

Shawn S. Schabel	20,000	0		—	14.69	12/01/2007	—	—	—	—
	200,000	0		—	17.81	12/01/2007	—	—	—	—
	120,000	0		—	24.50	07/31/2008	—	—	—	—
	200,000	0		—	26.86	06/01/2009	—	—	—	—
	200,000	0		—	24.45	12/31/2009	—	—	—	—
	100,000	0		—	29.47	12/01/2009	—	—	—	—
	150,000	0		—	30.13	01/31/2010	—	—	—	—
	200,000	0		—	31.72	03/31/2011	—	—	—	—
	0	280,000	(6)	—	42.33	08/30/2013	—	—	—	—
	0	175,000	(7)	—	38.51	05/31/2014	—	—	—	—
	—	—		—	—	—	26,667	1,062,413	—	—

____________________

(1)	Value is based on the closing price of Lincare common stock of $39.84 on December 31, 2006, as reported on The NASDAQ Stock Market. Shares of restricted stock were granted to the named executive officers on July 1, 2004. The shares became fully vested and unrestricted on February 28, 2007.

(2)	The option was granted on August 26, 2005. Options to purchase 133,334 shares of common stock became exercisable on January 1, 2007. Assuming continued employment with Lincare, options to purchase 133,333 shares of common stock will become exercisable on January 1, 2008 and options to purchase 133,333 shares of common stock will become exercisable on January 1, 2009.

(3)	The option was granted on May 22, 2006. Assuming continued employment with Lincare, options to purchase 83,333 shares of common stock will become exercisable on December 1, 2007, options to purchase 83,333 shares of common stock will become exercisable on December 1, 2008 and options to purchase 83,334 shares of common stock will become exercisable on December 1, 2009.

(4)	The option was granted on August 26, 2005. Options to purchase 66,667 shares of common stock became exercisable on January 1, 2007. Assuming continued employment with Lincare, options to purchase 66,667 shares of common stock will become exercisable on January 1, 2008 and options to purchase 66,666 shares of common stock will become exercisable on January 1, 2009.

(5)	The option was granted on May 22, 2006. Assuming continued employment with Lincare, options to purchase 41,667 shares of common stock will become exercisable on December 1, 2007, options to purchase 41,667 shares of common stock will become exercisable on December 1, 2008 and options to purchase 41,666 shares of common stock will become exercisable on December 1, 2009.

(6)	The option was granted on August 26, 2005. Options to purchase 93,334 shares of common stock became exercisable on January 1, 2007. Assuming continued employment with Lincare, options to purchase 93,333 shares of common stock will become exercisable on January 1, 2008 and options to purchase 93,333 shares of common stock will become exercisable on January 1, 2009.

(7)	The option was granted on May 22, 2006. Assuming continued employment with Lincare, options to purchase 58,333 shares of common stock will become exercisable on December 1, 2007, options to purchase 58,333 shares of common stock will become exercisable on December 1, 2008 and options to purchase 58,334 shares of common stock will become exercisable on December 1, 2009.

Options Exercises and Stock Vested

     The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2006.

Option Exercises and Stock Vested For Fiscal Year 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)
John P. Byrnes	250,000	5,116,413	40,000	1,661,200
Paul G. Gabos	0	0	20,000	830,600
Shawn S. Schabel	0	0	26,667	1,107,481

____________________

(1)	The value realized equals the difference between the option exercise price and the market price of Lincare common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals market price of Lincare common stock on the vesting date, multiplied by the number of shares of restricted stock that vested.

Pension Benefits and Non-Qualified Deferred Compensation

     The Company does not have any defined pension or defined contribution plans for its named executive officers other than the tax-qualified 401(k) Plan. The Company does not maintain any non-qualified deferred compensation plans.

Employment Agreements and Potential Payments upon
Termination or Change-Of-Control

     Mr. Byrnes serves as Chief Executive Officer at an annual salary of $861,495. Mr. Gabos serves as Chief Financial Officer and Secretary at an annual salary of $430,748. Mr. Schabel serves as President and Chief Operating Officer at an annual salary of $574,617.

     The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. The respective agreements set forth the terms and conditions of each Executive Officer’s employment for a period beginning on January 1, 2005 and ending on December 31, 2009 or, if employment thereunder is earlier terminated, such shorter period. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the achievement of the performance targets set forth in the respective agreements. The Company’s Board of Directors (or an authorized committee thereof) shall have the discretion to adjust upward or downward the bonus for any applicable period to account equitably for the impact on EPS of: (i) any extraordinary charges; (ii) any unusual non-recurring items; (iii) changes in accounting principles required under generally accepted accounting principles or (iv) any unanticipated events or occurrences, which events impact the Company’s financial results in any such applicable period. During the employment term, each executive officer shall be eligible to participate in all employee benefit programs generally available to executive employees in accordance with the provisions of any such plans and shall be entitled to reimbursement of certain out-of-pocket expenses incurred in the performance of such person’s duties on behalf of the Company. The employment agreements contain non-competition and non-solicitation provisions in effect during each executive officer’s employment term and during the two-year period commencing on the date the employment term ends for any reason whatsoever.

     The employment agreements with Messrs. Byrnes, Gabos and Schabel provide for payments to be made to each executive officer upon the termination of such person’s employment pursuant to the occurrence of certain events. In the event of termination of employment by the Company other than for “cause,” then Company shall pay (in 24 equal monthly installments), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s then-current annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year. In the event of termination of employment upon a change of control of the Company, then the Company shall pay (in a lump sum payment), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s then-current annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year, plus (C) an additional amount equal to the average annual cost for Company employees of obtaining certain post-employment medical, dental and vision insurance.

     The non-qualified stock option agreements and restricted stock agreements in effect between the Company and the named executive officers contain provisions regarding the vesting and exercise of stock options and shares of restricted stock upon termination of employment or upon a change of control of the Company. In the event of termination of employment of the named executive officer by the Company at any time other than for “cause,” stock options vested as of the date of termination may only be exercised within one year after the date that employment ends. In the event of a change of control of the Company, all unvested stock options held by the named executive officers vest and become immediately exercisable. Shares of restricted stock held by the named executive officers also become unrestricted upon a change of control of the Company.

     Potential Payments Upon Termination of Employment. If the Company had terminated Mr. Brynes’ employment without “cause” on December 29, 2006, the last business day of the Company’s 2006 fiscal year, Mr. Byrnes would have received severance benefits under his employment agreement in the amount of $3,144,366 payable in twenty-four (24) equal monthly installments of $131,015, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $840,483 and his bonus amount for the preceding calendar year of $731,700. If Mr. Byrnes’ employment ended on December 29, 2006 as a result of termination of employment upon a change of control of the Company, Mr. Byrnes would have received the following severance benefits under his employment agreement and his respective stock option and restricted stock agreements: (a) a lump sum payment of $3,144,366, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $840,483 and his bonus amount for the preceding calendar year of $731,700, (b) an amount determined by the Company, in its sole discretion, to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $11,335, (c) acceleration of the vesting of stock options to purchase an aggregate of 650,000 shares of common stock, which, based on the difference between the weighted average exercise price of the in-the-money options and $39.84, the closing price of Lincare common stock on December 29, 2006, the net value of these options would be $332,500, and (d) acceleration of the vesting of 40,000 shares of restricted common stock of Lincare with a market value of $1,593,600.

     If the Company had terminated Mr. Gabos’ employment without “cause” on December 29, 2006, the last business day of the Company’s 2006 fiscal year, Mr. Gabos would have received severance benefits under his employment agreement in the amount of $1,571,284 payable in twenty-four (24) equal monthly installments of $65,470, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $420,242 and his bonus amount for the preceding calendar year of $365,400. If Mr. Gabos’ employment ended on December 29, 2006 as a result of termination of employment upon a change of control of the Company, Mr. Gabos would have received the following severance benefits under his employment agreement and his respective stock option and restricted stock agreements: (a) a lump sum payment of $1,571,284, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $420,242 and his bonus amount for the preceding calendar year of $365,400, (b) an amount determined by the Company, in its sole discretion, to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $11,335, (c) acceleration of the vesting of stock options to purchase an aggregate of 325,000 shares of common stock, which, based on the difference between the weighted average exercise price of the in-the-money options and $39.84, the closing price of Lincare common stock on December 29, 2006, the net value of these options would be $166,250, and (d) acceleration of the vesting of 20,000 shares of restricted common stock of Lincare with a market value of $796,800.

     If the Company had terminated Mr. Schabel’s employment without “cause” on December 29, 2006, the last business day of the Company’s 2006 fiscal year, Mr. Schabel would have received severance benefits under his employment agreement in the amount of $2,096,804 payable in twenty-four (24) equal monthly installments of $87,367, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $560,602 and his bonus amount for the preceding calendar year of $487,800. If Mr. Schabel’s employment ended on December 29, 2006 as a result of termination of employment upon a change of control of the Company, Mr. Schabel would have received the following severance benefits under his employment agreement and his respective stock option and restricted stock agreements: (a) a lump sum payment of $2,096,804, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2006 of $560,602 and his bonus amount for the preceding calendar year of $487,800, (b) an amount determined by the Company, in its sole discretion, to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $11,335, (c) acceleration of the vesting of stock options to purchase an aggregate of 455,000 shares of common stock, which, based on the difference between the weighted average exercise price of the in-the-money options and $39.84, the closing price of Lincare common stock on December 29, 2006, the net value of these options would be $232,750, and (d) acceleration of the vesting of 26,667 shares of restricted common stock of Lincare with a market value of $1,062,413.

Compensation Committee Report

     The Compensation Committee of the Board of Directors (for purposes of this report, the “Committee”) has prepared this report on its activities in accordance with Item 407(e)(5) of Regulation S-K.

(1)	The Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

(2)	Based on the review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Stuart H. Altman, Ph.D.
Chester B. Black
William F. Miller, III
Compensation Committee

Audit Committee Report

     The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) has prepared this report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 (the “audited financial statements”).

(1)	The Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, the Company’s Independent Registered Public Accounting Firm;

(2)	The Committee has discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)	The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with KPMG LLP its independence from the Company; and

(4)	Based on its review and discussions with management and the independent registered public accounting firm of the Company’s audited consolidated financial statements referred to above and relying thereon, and its review of the independent public accounting firm’s report on such financial statements, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed with the U.S. Securities and Exchange Commission.

Chester B. Black
Frank D. Byrne, M.D.
William F. Miller, III
Audit Committee

Information Regarding the Independent Registered Public Accounting Firm

Independent Auditors

     It is anticipated that KPMG LLP will be retained as the Company’s independent registered public accounting firm for the 2007 fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the years ended December 31, 2006 and 2005, including reviews of the condensed financial statements contained in each of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2006 and 2005 were $798,000 and $655,000, respectively.

Audit-Related Fees

     The aggregate fees billed for professional services rendered by KPMG LLP in 2006 and 2005 for the audit of the Company’s 401(k) Plan for the years ended December 31, 2005 and 2004 and work related to SEC matters were $35,000 and $20,000, respectively.

Tax Fees

     KPMG LLP performed no tax consultation services during 2006 or 2005.

All Other Fees

     There were no other fees billed by KPMG LLP for 2006 and 2005.

     The Company’s Audit Committee pre-approves all fees paid to KPMG LLP prior to the provision of services. All fees paid to KPMG LLP for services rendered in 2006 and 2005 were pre-approved by the Audit Committee.

Annual Report

     The Company’s 2006 Annual Report, containing audited consolidated financial statements for the fiscal years ended December 31, 2006, 2005, and 2004, accompanies this Proxy Statement. Upon written request, the Company will send to stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon oral or written request to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764, (727)530-7700. Any stockholder who wishes to receive separate copies of the Annual Report to Stockholders and Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Investor Relations Department of the Company at the above address.

Proposal No. 2
Approval of the Company’s 2007 Stock Plan

     The Board of Directors approved the Lincare Holdings Inc. 2007 Stock Plan (the “2007 Plan”) on February 21, 2007. This section summarizes the 2007 Plan, and is qualified in its entirety by the full text of the 2007 Plan, which is attached hereto as Exhibit A. The 2007 Plan provides an opportunity for employees, officers, directors and other eligible participants of the Company and its subsidiaries to acquire common stock. The 2007 Plan provides for the granting of “non-qualified stock options” and “incentive stock options” to acquire common stock and/or the granting of rights to acquire common stock on a “restricted stock” basis. If approved by the stockholders, the Company will be authorized to issue an aggregate of four million (4,000,000) shares of common stock under the 2007 Plan. The market value of the shares of common stock underlying the stock options or restricted stock that may be granted under the 2007 Plan as of March 30, 2007 was approximately $146.6 million. Subject to certain adjustments under the 2007 Plan, no more than 800,000 shares or options to acquire shares of common stock will be granted to any one person during any fiscal year.

     Approximately 9,000 persons are eligible to participate in the 2007 Plan on terms determined by the Board of Directors. The terms and conditions of individual option agreements and restricted awards may vary, subject to the following guidelines: (i) the option price of incentive stock options and non-qualified stock options may not be less than the market value of the Company’s common stock on the date of grant; and (ii) the term of all incentive stock options and non-qualified stock options may not exceed ten years from date of grant.

     The 2007 Plan will be administered by the Compensation Committee of the Board of Directors. See “INFORMATION REGARDING THE BOARD OF DIRECTORS – Committees and Meetings of the Board of Directors.” The committee will determine (i) which employees shall be granted an option to purchase common stock and/or restricted stock under the 2007 Plan (an “Award”); (ii) the number of shares for which an employee will be granted such an Award; (iii) the amount to be paid by the employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

     The 2007 Plan will be effective immediately upon approval by the Stockholders. As of the date of this Proxy Statement, no Awards have been made, and no benefits have been received by or allocated to any director, executive officer or other participant under the 2007 Plan. Because the level of Awards granted to any participant, including directors and executive officers, is determined in the discretion of the Compensation Committee, the amount to be received by or allocated to any such person under the 2007 Plan is not determinable at this time.

     The issuance of a nonqualified stock option under the 2007 Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of the grant. Generally, a participant to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the employee exercises the option and receives shares of common stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the participant for the year in which the participant recognizes such income.

     Neither receipt nor exercise of an incentive stock option is a taxable event to the participant, and if the recipient does not dispose of the shares of common stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the participant acquires the shares of common stock pursuant to an exercise. If the shares of common stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise or (ii) the total amount of gain realized on the sale, must be reported by the participant as ordinary income and the Company will be entitled to a tax deduction in that amount. The remaining gain, if any, will be taxed to the participant as long- or short-term capital gain depending on how long the participant held the shares.

     Generally, the recipient of a restricted stock award will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value of such shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture, and such amount will then be deductible for federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award so elects, he or she will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price, if any, paid by the employee for such common stock, and such amount will then be deductible by the Company.

     The Company’s Board of Directors has approved, and recommends to the stockholders the adoption and approval of, the 2007 Plan. The 2007 Plan will be approved upon affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE 2007 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

Proposal No. 3
Stockholder Proposal – Board Diversity

     The Company received the following resolution and supporting statement submitted by Calvert Asset Management Company and is including the proposal in this Proxy Statement in accordance with SEC Rule 14a-8 of the Securities and Exchange Act of 1934. The address and stock ownership for Calvert Asset Management Company will be furnished promptly upon receipt of any oral or written request addressed to the Company Secretary at the Company’s executive offices.

     The following stockholder proposal and supporting statement is presented as submitted by Calvert Asset Management Company and is quoted verbatim.

BE IT RESOLVED:

     That the Board of Directors or the Nominating and Corporate Governance Committee of the Board:

1.	Take every reasonable step to ensure that women and minority candidates are in the pool from which Board nominees are chosen;

2.	Publicly commit itself to a policy of Board inclusiveness by amending the Nominating Committee’s Charter to ensure that:

  Women and Minority candidates are routinely sought as part of every Board search the company undertakes.

  The Board strives to obtain diverse candidates by searching in traditional corporate environments, as well as government, academia, and non-profit organizations.

  Board composition is reviewed periodically to ensure the Board reflects the knowledge, experience, skills, expertise, and diversity required for the Board to fulfill its duties; and
3.	To report to shareholders, at reasonable expense and omitting proprietary information, its efforts to encourage diversified representation on the Board.

SUPPORTING STATEMENT:

     Following the enactment of the Sarbanes-Oxley Act, corporations are being required to enhance the independence, accountability, and responsiveness of their boards, through greater board and committee independence.

     As companies seek new board members to meet these requirements, we believe there is a unique opportunity to enhance diversity on the board and encourage corporations to cast a wider net in seeking board candidates.

     We believe that diversity is an essential measure of sound governance and a critical attribute to a well- functioning board. We believe in an increasingly complex global marketplace, the ability to draw on a wide range of viewpoints, backgrounds, skills, and experience is critical to a company’s success, as it increases the likelihood of making the right strategic and operational decisions, contributes to a more positive image, and catalyzes efforts to recruit, train, and promote the best people, including women and minorities.

     A growing body of academic research shows there is a significant positive relationship between firm value and the percentage of women and minorities on boards. This view is strongly supported by many large institutional fund managers, who consider the diversity of a firm’s board before investing. Increasingly, many institutional investors, including Maine State Retirement System, California Public Employees Retirement System (CALPERS), The Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), and The State of Connecticut Retirement Plans, view all-white, all-male boards negatively. Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the Connecticut Retirement Plans and Trust Fund, has affirmed that “shareholder value and corporate bottom lines are enhanced by an independent and diverse board.”

     We note only a relatively small number of S&P 500 companies continue to have all white male boards, and believe that many publicly held corporations have benefited from the perspectives brought by well-qualified, women and minority board members.

     In our view, companies combining competitive financial performance with high standards of corporate governance, including board diversity, are better positioned to generate long-term value for their shareholders. As such, we urge the Board to broaden its pool of candidates and publicly commit to taking steps to establish an inclusive board.

     The Board of Directors of the Company OPPOSES the adoption of the resolution for the following reasons:

     The Board of Directors of the Company and the Company’s Nominating Committee believe that the Company’s existing nominating process is designed to identify the best possible nominees for the Board whatever the nominee’s racial background, gender, religion or ethnicity.

     The Board and the Nominating Committee believe that individuals who are nominated by the committee to be a director should have demonstrated notable or significant achievements in business, education or public service; should have a breadth of knowledge about issues affecting the Company; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to its deliberations; should demonstrate a willingness to apply sound and independent business judgment and have no present conflicts of interest; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

     The Nominating Committee is authorized to use a variety of methods to identify candidates for Board membership, including outside search firms, recommendations from current Board members and recommendations from stockholders. In formulating its recommendation, the Nominating Committee will also consider the current composition of the Board, the attributes, capabilities and qualifications of existing Board members, and additional attributes, capabilities or qualifications that should be represented on the Board.

     The Board and the Nominating Committee believe that imposing gender and minority requirements on the nominating process will unduly restrict the Nominating Committee in the selection of director candidates and not necessarily result in the selection of the best director candidates for the Company. Further, since the Company sets forth its Director Nomination Process in its Proxy Statement, the Board and the Nominating Committee believe a requirement of further reporting would involve unnecessary cost in time and effort without any corresponding benefit for the Company and its stockholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE AGAINST THE PROPOSAL.

Other Matters

     At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

Proposals of Stockholders

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2008 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 7, 2007, and must comply with all applicable SEC rules. In addition, the Bylaws of the Company require that any stockholder intending to present a proposal for action at an Annual Meeting must give timely notice of the proposal in writing, containing the information specified in the Bylaws, to the Secretary of the Company. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal office of the Company not less than 90 nor more than 120 calendar days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. Any stockholder proposal received by the Secretary of the Company after February 20, 2008 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

By Order of the Board of Directors.

PAUL G. GABOS
Chief Financial Officer and Secretary

Clearwater, Florida
April 5, 2007

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Exhibit A

LINCARE HOLDINGS INC.

2007 STOCK PLAN

           1. Purpose. The purpose of the Lincare Holdings Inc. 2007 Stock Plan (the “Plan”) is to promote the interests of Lincare Holdings Inc., a Delaware corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, officers, directors and consultants of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a “restricted stock” basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code, “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or “restricted stock” awards.

           2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

           2.1. “Award” shall mean an award of Common Stock or the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

           2.2. “Board of Directors” shall mean the Board of Directors of the Company.

           2.3. “Code” shall mean the Internal Revenue Code of 1986, as amended.

           2.4. “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof.

           2.5. “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

           2.6. “Employee” shall mean (i) with respect to an ISO, any person, including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

           2.7. “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

           2.8. “Non-Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non-qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

           2.9. “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

           2.10. “Participant” shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

           2.11. “Parent of the Company” shall have the meaning set forth in Section 424(e) of the Code.

           2.12. “Subsidiary of the Company” shall have the meaning set forth in Section 424(f) of the Code.

           3. Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

           4. Common Stock Subject to the Plan.

           4.1 Number of Shares. The total number of shares of Common Stock for which Options and/ or Awards may be granted under the Plan shall not exceed in the aggregate Four Million (4,000,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof). The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan to any individual in any fiscal year shall not exceed Eight Hundred Thousand (800,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

           4.2 Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

           4.3 Special ISO Limitations.

           (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

           (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

           4.4 Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

           5. Administration of the Plan.

           5.1. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) established by the Board of Directors and consisting of no fewer than two persons. All members of the Committee shall be non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code.

           5.2. Grant of Options/Awards.

           (a) Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be “accelerated” within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

           (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to or more than the fair market value of such shares on the date the Award is granted (but in no event less than the fair market value of such shares on the date of grant); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

           5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

           5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

           5.5. Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

           5.6. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

           6. Terms and Conditions of Options.

           6.1. ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

           The terms and conditions of each ISO shall include the following:

           (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by an authorized OTCBB market vendor as listed on the OTCBB web site. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

           (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee’s lifetime, an ISO shall be exercisable only by the Optionee.

           (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

           (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

           (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

      (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

      (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

      (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

           6.2. Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

           The terms and conditions of each Non-Qualified Option Agreement shall include the following:

           (a) The option (exercise) price shall be fixed by the Committee and may be equal to or more than the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

           (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may not be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

           (c) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

           7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

           The terms and conditions of each Award shall include the following:

           (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee) and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted. The Award may provide for the issuance of shares of common stock as a stock bonus for no consideration other than services rendered.

           (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

           (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

           (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

           8. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common Stock to be acquired (and the purchase price, if any) pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

           9. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

           10. Amendments of the Plan. The Board of Directors may amend, alter or discontinue the Plan, except that (i) no amendment of alteration that would impair the rights of any Optionee under any Option granted hereunder, or any Awardee of an Award granted hereunder, shall be made without his or her consent, and (ii) without the approval of the holders of a majority of the shares of Common Stock present or represented and entitled to vote thereon at a meeting of stockholders, no amendment of alteration shall be made that would:

           (a) modify the terms of ISOs in any manner that would require shareholder approval under Section 422 of the Code;

           (b) increase the total number of shares of Common Stock issuable under the Plan, except in accordance with Section 8 hereof;

           (c) materially modify the requirements as to eligibility for participation in the Plan;

           (d) materially increase the benefits accruing to Participants;

           (e) cause the Plan not to comply with the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended; or

           (f) modify any other terms of the Plan so as to require stockholder approval under the rules of NASDAQ;

except to conform the Plan to changes in the Code or other applicable law.

           11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

           12. Governing Law. The provisions of the Plan and all Awards and Options granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of laws principles.

           13. Effective Date of the Plan. The Plan shall be effective upon stockholder approval.

LINCARE HOLDINGS INC.
ATTN: INVESTOR RELATIONS
19387 U.S. 19 NORTH
CLEARWATER, FL 33764

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Lincare Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lincare Holdings Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINCA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
 LINCARE HOLDINGS INC.

The Board of Directors Recommends a Vote FOR the listed nominees.
Vote On Directors (Proposal No. 1)			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
Nominees:
	01) J.P. Byrnes	04) F.D. Byrne, M.D.	☐	☐	☐
	02) S.H. Altman, Ph.D.	05) W.F. Miller, III
03) C.B. Black

Vote On Proposals No. 2 and 3

The Board of Directors Recommends a Vote FOR the following proposal.						For	Against	Abstain

2.	Approval of the Company's 2007 Stock Plan.					☐	☐	☐

The Board of Directors Recommends a Vote AGAINST the following proposal.						For	Against	Abstain

3.	Shareholder Proposal - Board Diversity					☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Lincare Holdings Inc.

Meeting Details
Proxy Solicited by Board of Directors for Annual Meeting — May 7, 2007

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the "Company") held of record by the undersigned as of March 30, 2007, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on Monday, May 7, 2007, at 9:00 A.M. and all adjournments thereof, upon the matter noted on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals (1) and (2) and AGAINST Proposal (3).

(Continued and to be voted on reverse side.)